                       SECOND AMENDMENT TO LOAN AGREEMENT
                       ----------------------------------

         This SECOND AMENDMENT TO LOAN AGREEMENT (hereinafter, the "Second Amendment") is dated as of November 2, 2004, by and among FLEET NATIONAL BANK, a national banking association having an address at c/o Bank of America, IL1-231-10-52, 231 South LaSalle Street, Chicago, Illinois 60697, as Administrative Agent (hereinafter, the "Administrative Agent"), FLEET NATIONAL BANK, COMMERZBANK AG NEW YORK BRANCH, a lending institution having an address at 2 World Financial Center, New York, New York 10281, PB CAPITAL CORPORATION, a lending institution having an address at 590 Madison Avenue, New York, New York 10022, MANUFACTURERS AND TRADERS TRUST COMPANY, a lending institution having an address at One M & T Plaza, Buffalo, New York 14240, SOVEREIGN BANK, a lending institution having an address at 75 State Street, Boston, Massachusetts 02109, RAYMOND JAMES BANK, FSB, a lending institution having an address at 710 Carillon Parkway, St. Petersburg, Florida 33716, CITIZENS BANK, a lending institution having an address at 3025 Chemical Road 194-0245, Suite 245, Plymouth Meeting, Pennsylvania 19462, and the other lending institutions which are or may hereafter become parties to the Loan Agreement (as defined below), as the Lenders (collectively, the "Lenders"), and CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership having an address at 44 South Bayles Avenue, Port Washington, New York 11050, as the Borrower (hereinafter, the "Borrower").

         All capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms and set forth under the Loan Agreement.

                                   BACKGROUND
                                   ----------

         WHEREAS, the Administrative Agent, Lenders and Borrower have entered into a certain loan arrangement (hereinafter, the "Loan Arrangement") evidenced by, among other documents, instruments and agreements, that certain Loan Agreement dated as of January 30, 2004, as amended by that certain First Amendment to Loan Agreement dated as of June 16, 2004 (hereinafter, collectively, the "Loan Agreement"), and those certain promissory notes dated as of January 30, 2004 executed by the Borrower in favor of the Lenders in the original aggregate principal amount of $100,000,000.00 (hereinafter, individually and collectively, the "Note"); and

         WHEREAS, the Administrative Agent, Lenders and Borrower have agreed to amend the Loan Agreement as more particularly set forth herein.

         Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and among the Administrative Agent, Lenders and Borrower as follows:

         1. Section 1.3 of the Loan Agreement is hereby amended by deleting the reference contained therein to "ONE HUNDRED MILLION DOLLARS ($100,000,000.00)" and replacing same with "TWO HUNDRED MILLION DOLLARS ($200,000,000.00)".

         2. Section 2.1.1(i) of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                           "(i) Subject to all of the terms and conditions
                  hereof, the Lenders hereby agree to lend to Borrower, and Borrower may borrow, reborrow and repay from time to time sums (the "Loan Advances") between the date hereof and the Maturity Date; provided, that (a) the aggregate of (1) the outstanding principal balance of the Loan plus (2) the L/C Exposure, shall at no time exceed (b) the least of (1) the Established Loan Amount, (2) the Total Commitment, or (3) the Availability (the least of (1), (2) or (3), the "Maximum Loan Amount")."

         3. Section 2.1.1(iii) of the Loan Agreement is hereby deleted in its entirety and shall be replaced by the following:

                  "(iii) Provided no Default or Event of Default shall then be in existence, the Borrower shall have the right, on any one
                  (1) or more occasions prior to the Maturity Date, to elect to increase the Established Loan Amount; provided, however, that
                  (i) the amount of each such increase shall not be less than Twenty Million ($20,000,000.00) Dollars, (ii) the aggregate amount of all such increases shall not cause the Established Loan Amount to exceed Two Hundred Million ($200,000,000.00) Dollars, and (iii) after any such increase the Established Loan Amount shall not exceed the Total Commitments (as such may be increased after the date hereof) as determined by the Administrative Agent. Such right may be exercised by the Borrower by written notice to the Administrative Agent, which election shall designate the increased Established Loan Amount. The Borrower shall execute, deliver and satisfy, and shall cause each Loan Party to execute, deliver, and satisfy, any and all documentation and other conditions reasonably required by the Administrative Agent in order to evidence and effectuate the increase in the Established Loan Amount, including, without limitation, any new or replacement Note as may be required by any Lender increasing its Commitment or any new Lender issuing a new Commitment. Any such increase of the Established Loan Amount shall not be effective until written confirmation from the Administrative Agent to the Borrower and the Lenders of such increased amount and the confirmation that such amount does not exceed the Total Commitments. In connection with any increase in the Established Loan Amount, no Lender shall be required to increase the amount of such Lender's Commitment."

         4. The introductory paragraph of Section 2.1.2 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                           "2.1.2 Procedures and Limits. Until the Maturity
                  Date, the Lenders shall, subject to the compliance with all of the other terms, conditions and provisions of this Agreement and there then occurring no Default or Event of Default, make disbursements to Borrower of Loan Advances in installments in accordance with the following:"

         5. Section 2.3.8(iii) of the Loan Agreement is hereby deleted in its entirety.

         6. Section 2.4.2 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                           "2.4.2 Line Fee. Borrower agrees to pay an unused
                  line fee (the "Line Fee") to the Administrative Agent, for the pro rata benefit of the Lenders. The amount of the Line Fee on any given day shall equal the Line Percentage multiplied by the amount on such day by which the Total Commitments exceed the sum of (a) the outstanding principal balance of the Loan, and (b) the L/C Exposure. The Line Fee shall be payable to the Administrative Agent quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, with a final payment on the Maturity Date and the first and last payments to be prorated based upon the partial calendar quarters to which they apply."

         7. Section 3.4 of the Loan Agreement is hereby amended by adding new subsection 3.4.4 as follows:

                  "In addition to all other rights of the Administrative Agent with respect to the removal of the Lake Raystown Shopping Plaza as a Borrowing Base Property under this Agreement, the Administrative Agent shall be permitted to remove the Lake Raystown Shopping Plaza as a Borrowing Base Property upon the occurrence of (i) the termination of that certain Lease Agreement dated July 15, 1993, as amended and supplemented by an Amendment to Lease dated May 13, 1994, a Lease Commencement Agreement dated July 26, 1995, a Letter Agreement dated January 21, 1999, a Second Amendment to Lease dated January 19, 2000 and a Letter Agreement dated February 19, 2002, by and between Cedar Lake Raystown, LLC (the "Landlord"), as successor in interest to Greater Huntingdon and Co., Inc., and Giant Food Stores, LLC (the "Tenant"), as successor in interest to Giant Food Stores, Inc., with regard to a shopping center located within the Lake Raystown Shopping Plaza containing approximately 39,244 square feet, and (ii) the relocation of the Tenant to a separate shopping center facility located on a parcel of land adjacent to the Lake Raystown Shopping Plaza (the "Adjacent Property"), consisting of approximately 25.553 acres and owned by Cedar Raystown Land, LLC, an affiliate of the Landlord, and a subsidiary of the Borrower (the "CR Subsidiary"); provided, however, that the Administrative Agent shall not remove the Lake Raystown

                  Shopping Plaza as a Borrowing Base Property solely as a result of any such termination and relocation if, simultaneous with such termination and relocation, the Borrower and the CR Subsidiary (i) enter into such agreements with the Administrative Agent, (ii) execute such documents, and (iii) perform all other acts, as are necessary to (a) cause the Adjacent Property and the Lake Raystown Shopping Plaza to be deemed to be one (1) combined property for the purpose of determining whether such combined property (the "Combined Lake Raystown Property") shall be added as a Borrowing Base Property, and (b) add the Combined Lake Raystown Property as a Borrowing Base Property in accordance with the terms and conditions of this Agreement. The Administrative Agent and the Borrower hereby agree that the fueling station located within the Lake Raystown Shopping Plaza containing approximately 27,547 square feet, and subject to that certain Lease Agreement dated January 19, 2000, by and between Landlord, as successor in interest to Greater Raystown Associates, and Tenant, as successor in interest to Giant Food Stores, Inc., shall not be included in the determination of whether the Combined Lake Raystown Property shall be added as a Borrowing Base Property. In addition, (i) the Borrower shall have a period of one hundred eighty (180) days in which to relet the space formerly occupied by the Tenant in the Lake Raystown Shopping Plaza, (ii) the Occupancy Ratio for the Combined Lake Raystown Property shall be permitted to be no less than seventy-two percent (72%) during such one hundred eighty (180) day period and (iii) the Combined Lake Raystown Property shall be deemed to be a Stabilized Asset during such one hundred eighty (180) day period notwithstanding the fact that the Occupancy Ratio for the Combined Lake Raystown Property during such one hundred eighty (180) day period may be less than eighty percent (80%). Upon the Borrower and the CR Subsidiary entering into such agreements with the Administrative Agent, and completing such other actions, as are necessary to add the Combined Lake Raystown Property as a Borrowing Base Property in accordance with the terms and conditions of this Agreement, the Administrative Agent shall advise the Borrower of the Adjusted Appraised Value of the Combined Lake Raystown Property."

         8. Section 3.5 of the Loan Agreement is hereby amended by deleting the introductory paragraph thereof and replacing same with the following:

                  "3.5 Additional Borrowing Base Property. From time to time during the term of this Agreement following Borrower's written request ("Additional Collateral Request"), compliance with the provisions of this Section 3.5, and compliance with the requirements for inclusion as a Borrowing Base Property, as set forth in the definition thereof, the Lenders shall authorize the Administrative Agent to accept one or more Individual Properties as Borrowing Base Properties (as identified by the Borrower in its written request) to be held by the Administrative Agent as Collateral. The Lenders shall agree to the acceptance of the Individual Property as an additional Borrowing Base Property only upon the satisfaction of the following conditions, in a manner reasonably acceptable to the Administrative Agent and the Required Lenders:"

         9. Section 7.21 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                           "7.21 Fixed Charge Ratio. The Fixed Charge Ratio as
                  determined as of (i) each Calculation Date on or prior to December 31, 2005 shall be not less than 1.35:1, and (ii) each Calculation Date following December 31, 2005 shall be not less than 1.50:1. The Fixed Charge Ratio covenant shall be tested by the Administrative Agent as of each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be verified by the Administrative Agent."

         10. Section 7.24 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                           "7.24 Variable Rate Debt. The aggregate Pro Rata
                  amount of the Debt (including the Loan) of the Consolidated CSC Entities and the Unconsolidated CSC Entities which is Variable Rate Indebtedness shall not exceed forty (40%) percent of the Total Asset Value on or prior to December 31, 2005, provided, however, that commencing on January 1, 2006 and at all times thereafter, such amount shall not exceed thirty (30%) percent of the Total Asset Value."

         11. Section 8.4.2 of the Loan Agreement is hereby deleted in its entirety.

         12. Section 8.4.3 of the Loan Agreement is hereby deleted in its entirety and shall be replaced with the following:

                  "8.4.3. Individual Property secured Debt of the Borrower, CSC or any Borrower Subsidiary which is recourse to the Borrower or CSC consistent with customary project finance market terms and conditions (excluding the construction loan facility on the property located at 32nd Street and Trindle Road, Camp Hill, Pennsylvania 17011) in an amount not to exceed $50,000,000.00 in the aggregate outstanding at any one time, provided that the Borrower will be in compliance with the Financial Covenants considering the consequences of the incurrence of such Debt"

         13. Section 15.1 of the Loan Agreement is hereby amended by deleting the following text set forth on Page 67 of the Loan
                  Agreement:

                  "Fleet National Bank
                  100 Federal Street
                  Boston, Massachusetts 02110
                  Attention:  James L. Keough

                  Mail Stop: MA DE 10008H
                  FAX Number: (617) 434-6384

                  And

                  Attention: Commercial Real Estate Loan Administration Manager"

                  and replacing the same with the following:

                  "Fleet National Bank
                  c/o Bank of America
                  231 South LaSalle Street, 10th Floor
                  Chicago, Illinois 60622
                  Attention:  Mark A. Mokelke
                  FAX Number:  (312) 828-3600"

         14. The definition of the term "Adjusted Capitalized Value" is hereby deleted in its entirety and shall be replaced with the following:

                  "Adjusted Capitalized Value. With respect to any Borrowing Base Property, (i) which is a Stabilized Asset, the most recent fiscal quarter Adjusted Net Operating Income for such Borrowing Base Property, annualized, capitalized at a nine percent (9.00%) capitalization rate (which capitalization rate may be adjusted once during the remaining term of the Loan at the request of (i) the Required Lenders only upon the exercise by the Borrower of its rights under Section 2.2.3 of this Loan Agreement; provided, however, that any such adjustment by the Required Lenders shall not result in the increase of the capitalization rate by more than fifty (50) basis points, or
                  (ii) the Borrower, which such request of the Borrower shall be subject to the prior written approval of the Required Lenders) and (ii) which is a Non-Stabilized Asset, undepreciated Book Value (as reported on the financial statements for the subject Borrowing Base Property Owner)."

         15. The definition of the term "Applicable Margin" is hereby deleted in its entirety and shall be replaced with the following:

                  Applicable Margin shall mean, as of November 2, 2004, for LIBO Rate Loans the following:

--------------------- ------------------ -----------------
       Level               Leverage         Applicable
                             Ratio          Margin for
                                            LIBO Rate
                                              Loans
--------------------- ------------------ -----------------
         1                 Leverage         150 basis
                          Ratio<50%           points
--------------------- ------------------ -----------------
         2                 Leverage          165 basis
                          Ratio=>50%           points
                            to <60%
--------------------- ------------------ -----------------
         3                Leverage          185 basis
                         Ratio=>60%           points
                           to <65%
--------------------- ------------------ -----------------
         4                 Leverage         205 basis
                          Ratio =>65%         points
--------------------- ------------------ -----------------

                  and shall mean, as of November 2, 2004, for Variable Rate Loans the following:

--------------------- ------------------ -----------------
       Level           Leverage Ratio       Applicable
                                            Margin for
                                          Variable Rate
                                              Loans
--------------------- ------------------ -----------------
         1                 Leverage          0 basis
                          Ratio<50%          points
--------------------- ------------------ -----------------
         2                 Leverage          50 basis
                          Ratio=>50%          points
                           to <60%
--------------------- ------------------ -----------------
         3                  Leverage         75 basis
                           Ratio=>60%         points
                            to <65%
--------------------- ------------------ -----------------
         4                 Leverage         100 basis
                         Ratio =>65%          points
--------------------- ------------------ -----------------

                  The Applicable Margin shall remain in effect until the Administrative Agent has provided the Borrower with written notice (in the manner provided in the Loan Agreement) that the Applicable Margin has been modified due to a change in the Leverage Ratio as of any Calculation Date, with any such change then being implemented retroactively to such Calculation Date."

         16. The definition of the term "Borrowing Base Property Requirements" is hereby amended by deleting subsection (d)(xi) thereof and replacing same with the following:

                  "(xi) A current environmental Phase I Site Assessment performed by a firm reasonably acceptable to the Administrative Agent within six (6) months of submission to the Administrative Agent, which indicates the property is free from recognized hazardous materials or substances apparent from the inspection, or affected by such environmental matters as may be reasonably acceptable to the Administrative Agent and each of the Lenders in their sole and absolute discretion."

         17. The definition of the term "Borrowing Base Value" is hereby deleted in its entirety and shall be replaced with the following:

                  "Borrowing Base Value shall mean, as of each Calculation Date,
                  (i) for each Borrowing Base Property which is a Stabilized Asset, the greater of (x) the Adjusted Appraised Value of such Borrowing Base Property, as determined by the most recent Appraisal of such Borrowing Base Property, and (y) the Adjusted Capitalized Value of such Borrowing Base Property, and (ii) for each Borrowing Base Property which is a Non-Stabilized Asset, the greater of (x) the Adjusted Appraised Value of such Borrowing Base Property, as determined by the most recent Appraisal of such Borrowing Base Property, and (y) the Adjusted Capitalized Value of such Borrowing Base Property. Notwithstanding the above, for purposes of determining the Borrowing Base Value, the Borrowing Base Value for any Borrowing Base Property as to which an Event of Loss has occurred shall be equal the greater of (x) the Adjusted Appraised Value of such Borrowing Base Property, as determined by the most recent Appraisal of such Borrowing Base Property, and (y) the Adjusted Capitalized Value of such Borrowing Base Property for a period equal to the lesser of (i) twelve (12) months from the occurrence of the Event of Loss, or (ii) the determination that the subject Borrowing Base Property is not, or ceases to be, a Restoration Property."

         18. The definition of the term "FAD" is hereby deleted in its entirety.

         19. The definition of the term "FFO" is hereby deleted in its entirety and shall be replaced with the following:

                  "Adjusted FFO shall mean, for CSC, net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from (i) debt restructurings, (ii) sales of real property, and (iii) extraordinary and/or nonrecurring items, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures, as set forth in more detail under the definitions and interpretations thereof relative to funds from operations promulgated by the National Association of Real Estate Investment Trusts or its successor."

         20. The definition of the term "Line Percentage" is hereby deleted in its entirety and shall be replaced with the following:

                  "Line Percentage shall mean, on any given day, (a) .20 % per annum when the balance on such day of the sum of (x) the outstanding principal balance of the Loan and (y) the L/C Exposure, is less than fifty percent (50%) of the Total Commitments, and (b) .15% per annum when the balance on such day of the sum of (x) the outstanding principal balance of the Loan and (y) the L/C Exposure, is equal to or greater than fifty percent (50%) of the Total Commitments."

         21. The definition of the term "Permitted Distributions" is hereby deleted in its entirety and shall be replaced with the following

                  "Permitted Distributions shall mean (a) so long as no Event of Default exists and is continuing, or would be created thereby, any Distributions by the Borrower and CSC, (i) in any amount, provided that such Distributions, to the extent not included in the determination of Adjusted FFO, shall not exceed ninety-five (95%) percent of Adjusted FFO for the just completed calendar quarter (with the initial test to be for the quarter ending December 31, 2005), (ii) concerning the repurchase or redemption of stock of CSC or partnership interests in the Borrower, or (iii) concerning the issuance of operating partnership units or stock in return for equity interests in connection with any Permitted Investment (provided, any Distributions by the Borrower or CSC shall be permitted as are necessary for CSC to maintain REIT status, if such Distributions are greater than the amounts set forth in subclause (a)(i), above), or (b) at any time after and during the continuance of any Event of Default, such Distributions as are necessary for CSC to maintain REIT status (measured on a quarterly basis), all of the foregoing tested by the Administrative Agent on each Calculation Date with results based upon the results for the most recent Calculation Period, such calculation and results to be as verified by the Administrative Agent."

         22. The definition of the term "Total Asset Value" is hereby amended by replacing all references to the amount of "9.25%" with references to the amount of "9.00% (which capitalization rate may be adjusted once during the remaining term of the Loan at the request of (i) the Required Lenders only upon the exercise by the Borrower of its rights under Section 2.2.3 of this Loan Agreement; provided, however, that any such adjustment by the Required Lenders shall not result in the increase of the capitalization rate by more than fifty (50) basis points, or (ii) the Borrower, which such request of the Borrower shall be subject to the prior written approval of the Required Lenders)".

         23. Exhibit B-1 to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit B-1 attached hereto as Exhibit A.

         24. Exhibit G to the Loan Agreement is hereby deleted in its entirety and shall be replaced with the Exhibit G attached hereto as Exhibit B.

         25. The Borrower hereby ratifies, confirms, and reaffirms all of the terms and conditions of the Loan Agreement, and all of the other documents, instruments, and agreements evidencing the Loan Arrangement including, without limitation, the Note. The Borrower further acknowledges and agrees that all of the terms and conditions of the Loan Arrangement shall remain in full force and effect except as expressly provided in this Second Amendment. No novation of the indebtedness evidenced by the Note, the Loan Agreement or any other Loan Document shall occur as a result of the execution of this Second Amendment.

         26. Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

         27. This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Second Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         28. The Loan Agreement, as amended by this Second Amendment, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written communications.

         29. The Borrower acknowledges, confirms and agrees that it has no offsets, defenses, claims or counterclaims against the Administrative Agent or the Lenders with respect to any of the Borrower's liabilities and obligations to the Administrative Agent or the Lenders under the Loan Arrangement, and to the extent that the Borrower has any such claims under the Loan Arrangement, the Borrower affirmatively WAIVES and RENOUNCES such claims as of the date hereof.

             [The balance of this page is intentionally left blank]

         IN WITNESS WHEREOF, this Second Amendment has been executed as a sealed instrument as of the date first set forth above.

                            BORROWER:

                            CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership

                            By:    Cedar Shopping Centers, Inc.,
                                   its general partner


                                   By:    /s/ BRENDA J. WALKER
                                          --------------------
                                   Name:  Brenda J. Walker
                                          ----------------
                                   Title: Vice President
                                          --------------

                            ADMINISTRATIVE AGENT:

                            FLEET NATIONAL BANK


                            By:    /s/ MICHAEL EDWARDS
                                   -------------------
                            Name:  Michael Edwards
                                   ---------------
                            Title: Managing Director
                                   -----------------

                            LENDERS:

                            FLEET NATIONAL BANK


                            By:    /s/ MICHAEL EDWARDS
                                   -------------------
                            Name:  Michael Edwards
                                   ---------------
                            Title: Managing Director
                                   -----------------

                            COMMERZBANK AG NEW YORK BRANCH


                            By:    /s/ CHRISTIAN BERRY
                                   -------------------
                            Name:  Christian Berry
                                   ---------------
                            Title: Vice President
                                   --------------

                            By:    /s/ DOUGLAS TRAYNOR
                                   -------------------
                            Name:  Douglas Traynor
                                   ---------------
                            Title: Senior Vice President
                                   ---------------------

                            PB CAPITAL CORPORATION


                            By:    /s/ PERRY FORMAN     /s/ DARYLE S. AGUAM
                                   ----------------------------------------
                            Name:  Perry Forman         Daryle S. Aguam
                                   ------------------------------------
                            Title: Vice President       Assistant Vice President
                                   ---------------------------------------------

                            MANUFACTURERS AND TRADERS TRUST COMPANY


                            By:    /s/ PETER J. OSTROWSKI
                                   ----------------------
                            Name:  Peter J. Ostrowski
                                   ------------------
                            Title: Assistant Vice President
                                   ------------------------

                            SOVEREIGN BANK


                            By:    /s/ T. GREGORY DONOHUE
                                   ----------------------
                            Name:  T. Gregory Donohue
                                   ------------------
                            Title: Senior Vice President
                                   ---------------------

                            RAYMOND JAMES BANK, FSB


                            By:    /s/ STEVEN PALEY
                                   ----------------
                            Name:  Steven Paley
                                   ------------
                            Title: Vice President
                                   --------------

                            CITIZENS BANK


                            By:    /s/ ROBERT L. SCHOPF
                                   --------------------
                            Name:  Robert L. Schopf
                                   ----------------
                            Title: Vice President
                                   --------------

                                    EXHIBIT A

                          EXHIBIT B-1 TO LOAN AGREEMENT
                          -----------------------------

                    REQUISITION AND AVAILABILITY CERTIFICATE
                    ----------------------------------------


TO:  Fleet National Bank ("Administrative Agent")

RE: Loan Agreement dated as of January 30, 2004 (as amended, the "Loan Agreement") between Administrative Agent, the lenders described therein and Cedar Shopping Centers Partnership, L.P. ("Borrower")

LOAN REQUEST NO.:________________

AMOUNT OF LOAN ADVANCE REQUESTED:$__________________

DATE:________________, 200__

     This Borrower's Certificate and Request for Loan Advance is submitted by Borrower to Administrative Agent pursuant to the provisions of the Loan Agreement in order to induce Lenders to make the Loan Advance identified above. Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

     Borrower hereby requests Lenders to make a Loan Advance under the Notes in the following amount: $_________________.

     The Loan Advance is requested for the following purposes:__________________
________________________________________________________________________________
_______________________________________________________________________________.

     The Loan Advance requested of $______________, when added to prior Loan Advances under the Notes of $________________, plus the L/C Exposure of $__________________, will result in aggregate Loans plus L/C Exposure of $_______________.

     The types of Loans requested are as follows:

            Variable Rate:                     $__________________

            Effective LIBO Rate                $___________________
                                               Interest Period________________

                                               $___________________
                                               Interest Period________________

         The Maximum Loan Amount shall not be exceeded upon the making of the Loan Advance requested hereunder. Calculations of the Maximum Loan Amount, current Loan balance, and amount of the Loan available to be advanced and/or L/C's available to be issued are set forth on the Availability Certificate annexed hereto.

         Borrower hereby certifies, warrants and represents to Administrative Agent and the Lenders that (except for each condition precedent to Lender's obligation to make the requested Loan Advance) this request: (i) constitutes an affirmation by Borrower that, except as otherwise disclosed in writing to the Administrative Agent, each of the warranties and representations made in the Loan Agreement, including, without limitation, the Borrower's continued compliance with the Financial Covenants, as satisfied by the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower to the Agent, remains true and correct in all material respects as of the date of this request and, unless Administrative Agent is notified to the contrary prior to the disbursement of the Loan Advance, will be so on the date of such Loan Advance; and (ii) constitutes the representation and warranty of Borrower that the information set forth in this request is true, accurate and complete in all material respects.

         The Borrower hereby further certifies, warrants and represents to Administrative Agent and the Lenders that: (i) to the best of the Borrower's knowledge, the financial information provided by the Borrower to the Agent remains true and accurate in all material respects; (ii) the Borrower is in compliance with the financial covenants contained in the Loan Agreement to the extent set forth below; (iii) to the best of the Borrower's knowledge, an Event of Default which is continuing has not occurred under the Loan Agreement or any of the other Loan Documents.

--------------------------------------------------------------------------------------------------------------------
               COVENANT                             REQUIREMENT                              ACTUAL
--------------------------------------------------------------------------------------------------------------------
Interest Expense Coverage              Not less than 2.00:1
--------------------------------------------------------------------------------------------------------------------
Leverage Ratio                         Less than 70%
--------------------------------------------------------------------------------------------------------------------
Fixed Charge Ratio                     On or prior to December 31,
                                       2005: Not less than 1.35:1
                                       Following December 31, 2005:
                                       Not less than 1.50:1
--------------------------------------------------------------------------------------------------------------------
Borrower's Net Worth                   Not less than 85% of the
                                       Borrower's Net Worth as of December 31,
                                       2003, plus 85% of cumulative net cash
                                       proceeds, as set forth in the Loan
                                       Agreement
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Occupancy Ratio for Borrowing          Not less than 85% for the
Base Properties                        aggregate of all Borrowing
                                       Base Properties, and not less
                                       than 80% for each individual
                                       Borrowing Base Property
--------------------------------------------------------------------------------------------------------------------
Aggregate Pro Rata amount of           Prior to, and including,
the Variable Rate Indebtedness         December 31, 2005: Less than
of the Consolidated CSC                40% of the Total Asset Value
Entities and the Unconsolidated        Commencing January 1, 2006:
CSC Entities                           Less than 30% of the Total
                                       Asset Value
--------------------------------------------------------------------------------------------------------------------

         Calculations of the Financial Covenants are set forth in the Closing Compliance Certificate, or once delivered, the most recent Compliance Certificate delivered by the Borrower to the Agent.

         This request is submitted to Administrative Agent for the purpose of inducing Lenders to make a Loan Advance and Borrower intends that Administrative Agent and the Lenders shall rely upon the same being true, accurate and complete in all material respects.

         If all conditions precedent to Lenders' obligation to make a Loan Advance are satisfied, please disburse the Loan Advance on ______________, 200__.

         WITNESS the execution hereof as an instrument under seal as of the _______ day of _____________, 200__.


                                    CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership

                                    By:  Cedar Shopping Centers, Inc.,
                                         its general partner


                                         By: _________________________
                                         Name: _______________________
                                         Title: ______________________

                            AVAILABILITY CERTIFICATE
                            ------------------------

1.       MAXIMUM LOAN AMOUNT

         a.   Established Loan Amount                   $___,000,000.00
         b.   Total Commitment                          $___,000,000.00
         c.   Availability (calculated below)           $_________
                  lesser of (a), (b) and (c)                          $_________

2.       LOAN BALANCE

         a.   Outstanding Balance of Loan               $_________
              plus
         b.   L/C Exposure                              $_________
                    (a) plus (b)                                      $_________

3.       AMOUNT OF LOAN AVAILABLE TO BE ADVANCED AND/OR L/C'S
         AVAILABLE TO BE ISSUED
                         1 minus 2                                    $_________

                            AVAILABILITY CALCULATION
                            ------------------------


         a.   Aggregate Borrowing Base Value*   $__________
              (calculated below)
              Multiplied by 65%                         $__________

         b.   Implied Loan Amount                       $__________
                     (calculated below)
                       lesser of (a) or (b)                           $_________

                        *BORROWING BASE VALUE CALCULATION
                        ---------------------------------
                   (prepare for each Borrowing Base Property)


(a)  If Stabilized Asset

         (i)      Adjusted Appraised Value              $____________
                  (as determined by the most recent
                  Appraisal of such Borrowing Base Property)

         (ii)     Adjusted Capitalized Value**          $_____________
                    (calculated below)

**Adjusted Capitalized Value Calculation (For Stabilized Asset)

         Adjusted Net Operating Income for most recent
         fiscal quarter, annualized                $______________
                 capitalized at 9.00%                                 $_________

(b)  If Non-Stabilized Asset

         (i)      Adjusted Appraised Value              $_____________
                  (as determined by the most recent
                  Appraisal of such Borrowing Base Property)

         (ii)     Adjusted Capitalized Value            $_____________
                    (Undepreciated Book Value)

        CALCULATION OF BORROWING BASE VALUE IF EVENT OF LOSS HAS OCCURRED
        -----------------------------------------------------------------

         (i)      Adjusted Capitalized Value            $_________
                  (calculated in the manner set forth
                  above for Stabilized Asset, subject
                  to the limits of Borrowing Base Value,
                  or Non Stabilized Asset, as applicable)

                   Multiplied by 65%                          $_________

                         Implied Loan Amount Calculation
                         -------------------------------


Principal amount which generates Implied Debt Service Coverage Ratio of 1.60 to 1.00, calculated in accordance with the worksheet which is to be annexed hereto.

                                    EXHIBIT B

                           EXHIBIT G TO LOAN AGREEMENT

                             COMPLIANCE CERTIFICATE

TO: The Administrative Agent and Lenders party to the Loan Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Loan Agreement dated as of January 30, 2004 (as amended, the "Loan Agreement"), among Cedar Shopping Centers Partnership, L.P. ("Borrower"), Fleet National Bank, as Administrative Agent and the Lenders identified therein. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Loan Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected/authorized ______________________ of Cedar Shopping Centers, Inc., general partner of the Borrower.

         2. I have reviewed the terms of the Loan Agreement and I have made, or have caused to be made under my supervision, a review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or an event which, with notice or the passage of time or both, would constitute an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

         4. Schedule 1 attached hereto sets forth financial data and computations at and for the period ending __________ evidencing the Borrower's compliance with certain covenants of the Loan Agreement, except as set forth below, all of which data and computations are true, complete and correct in all material respects to my knowledge.

         Described below are the exceptions, if any, to paragraphs 3 and 4, listing the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
________________________________________________________________________________
________________________________________________________________________________

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this ____ day of ____________, 200____.


                                      CEDAR SHOPPING CENTERS PARTNERSHIP, L.P., a Delaware limited partnership


                                      By: Cedar Shopping Centers, Inc.,
                                          its general partner


                                          By:      _____________________________
                                          Name:    _____________________________
                                          Title:   _____________________________

                                         SCHEDULE 1 TO COMPLIANCE CERTIFICATE

--------------------------------------------------------------------------------------------------------------------
               COVENANT                             REQUIREMENT                              ACTUAL
--------------------------------------------------------------------------------------------------------------------
Interest Expense Coverage              Not less than 2.00:1
--------------------------------------------------------------------------------------------------------------------
Leverage Ratio                         Less than 70%
--------------------------------------------------------------------------------------------------------------------
Fixed Charge Ratio                     On or prior to December 31,
                                       2005: Not less than 1.35:1
                                       Following December 31, 2005:
                                       Not less than 1.50:1
--------------------------------------------------------------------------------------------------------------------
Borrower's Net Worth                   Not less than 85% of the
                                       Borrower's Net Worth as of
                                       December 31, 2003, plus 85%
                                       of cumulative net cash
                                       proceeds, as set forth in the
                                       Loan Agreement
--------------------------------------------------------------------------------------------------------------------
Occupancy Ratio for Borrowing          Not less than 85% for the
Base Properties                        aggregate of all Borrowing
                                       Base Properties, and not less
                                       than 80% for each individual
                                       Borrowing Base Property
--------------------------------------------------------------------------------------------------------------------
Aggregate Pro Rata amount of           Prior to, and including,
the Variable Rate Indebtedness         December 31, 2005: Less than
of the Consolidated CSC                40% of the Total Asset Value
Entities and the Unconsolidated        Commencing January 1, 2006:
CSC Entities                           Less than 30% of the Total
                                       Asset Value
--------------------------------------------------------------------------------------------------------------------